         As filed with the Securities and Exchange Commission on April 29, 1997
                                                 Registration No. _____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          Registration Statement Under
                           the Securities Act of 1933

                          McDONNELL DOUGLAS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               MARYLAND                                          43-0400674
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of                     (I.R.S. Employer
         Incorporation or Organization)                      Identification No.)

         P.O. Box 516, St. Louis, Missouri                        63166-0516
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                 (Zip Code)

                            EMPLOYEE SAVINGS PLAN OF
                 MCDONNELL DOUGLAS CORPORATION - COMPONENT PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

           F. Mark Kuhlmann, Senior Vice President & General Counsel,
   McDonnell Douglas Corporation, P.O. Box 516, St. Louis, Missouri 63166-0516
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (314) 233-2910
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

--------------------------------------------------------------------------------------------------------------
                                                     Proposed              Proposed
        Title of                                     Maximum               Maximum
       Securities               Amount               Offering             Aggregate             Amount of
         to be                   to be                Price                Offering           Registration
       Registered             Registered          Per Share (1)           Price (1)              Fee (1)
--------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.00            75,000 Shares(2)          56.9375            $4,270,312.50           $1,294.03
--------------------------------------------------------------------------------------------------------------
Preferred Stock
Purchase Rights            75,000 Rights(2)            (3)                   (3)                   (3)
--------------------------------------------------------------------------------------------------------------

===============================================================================
(1) Computed pursuant to Rule 457(h) and (c) solely for the purpose of determining the registration fee on the basis of the average of the high and low prices for shares of Common Stock on April 28, 1997 as reported in the consolidated reporting system.

(2) This Registration Statement also covers such additional shares of Common Stock and associated Preferred Stock Purchase Rights as may be issuable pursuant to antidilution provisions.

(3) Each share of Common Stock issued also represents one Preferred Stock Purchase Right. Preferred Stock Purchase Rights cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price, or necessitate an additional registration fee.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

The following  documents are  incorporated  by reference into this  Registration
Statement:

     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed by McDonnell Douglas Corporation (the "Company") pursuant to
          Section 13(a) of the Securities Exchange Act of 1934 ("1934 Act").

     (2) Annual Report on Form 11-K for the fiscal year ended November 26, 1995 filed by the Company pursuant to Section 13(a) of the 1934 Act as
          Exhibit 99(b) to the Company's Form 10-K/A filed on May 16, 1996.

     (3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the last fiscal year covered by the Annual Report referred to in (1) above.

     (4) The description of McDonnell Douglas Common Stock contained in McDonnell Douglas' Registration Statement on Form 10 filed under the Exchange Act, as amended under cover of Form 8 on March 10, 1981, and as supplemented by the description of such Common Stock contained under the following captions: (i) "Proposal to Amend MDC's Charter" in the McDonnell Douglas proxy statement dated March 20, 1984, (ii) "Proposal to Amend Indemnification Bylaw" in the McDonnell Douglas proxy statement dated March 20, 1985, (iii) "Proposal to Amend Article Fifth of MDC's Charter to Classify the Board of Directors with Staggered Terms of Office and Certain Other Matters" in the McDonnell Douglas proxy statement dated March 24, 1986, (iv) "Amendment of MDC's Charter to Reduce the Shareholder Vote Required for Certain Amendments to the Charter from Two-Thirds Majority to a Majority of the Outstanding Shares Entitled to Vote" in the McDonnell Douglas proxy statement dated March 17, 1987, and (v) "Amendment of MDC's Charter to Limit Directors' and Officers' Liability" in the McDonnell Douglas proxy statement dated March 21, 1988; and

     (5) The description of the McDonnell Douglas Preferred Stock Purchase Rights contained in the McDonnell Douglas Registration Statement on Form 8-A filed under the Exchange Act on August 6, 1990, as supplemented by the description of the Amended and Restated Rights Agreement in the McDonnell Douglas Current Report on Form 8-K filed with the SEC on June 3, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5. Interest of Named Experts and Counsel.

         Steven N. Frank, whose opinion regarding the validity of the Common Stock registered pursuant to this Registration Statement is attached as Exhibit 5 to this Registration Statement, is the Vice President, Associate General Counsel & Secretary of the Company and, as of April 11, 1997, owned 20,128 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

         Section 2-418 of the Maryland General Corporation Law permits indemnification of any officer or director made a party to any proceeding by reason of service in the capacity of an officer or director unless it is established that (i) the director's or officer's act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) the director or officer actually received an improper personal benefit in money, property or services or
(iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the officer or director in connection with the proceeding. However, if the proceeding was one by or in the right of the Company, indemnification may not be made in respect of any proceeding in which the officer or director shall have been adjudged to be liable to the Company. The termination of any proceeding by judgment, order or settlement does not create a presumption that the officer or director did not meet the requisite standard of conduct set forth above. The termination of any proceeding by conviction, a plea of nolo contendere or its equivalent, or probation prior to judgment creates a rebuttable presumption that the officer or director did not meet the requisite standard of conduct.

         Section 2-418 of the Maryland General Corporation Law requires indemnification of officers and directors (unless limited by the corporation's charter) who have been successful, on the merits or otherwise, in the defense of certain proceedings against reasonable expenses incurred by the officer or director in connection with the proceeding. A court of appropriate jurisdiction, upon application of an officer or director and such notice as the court shall require, may order indemnification if it determines an officer or director is entitled to reimbursement as provided above, in which case the officer or director shall be entitled to recover the expenses of securing such reimbursement, or if it determines that the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. However, indemnification with respect to any proceeding by or in the right of the corporation or in which the director or officer is held liable for receipt of improper personal benefit shall be limited to expenses.

         Article IX of the Company's Bylaws and Resolution 1114 adopted by the Company's Board of Directors provide indemnification of the Company's directors and officers consistent with Section 2-418. The Company has entered into indemnification agreements, in the form approved by the Company's shareholders in 1988 (the "Agreements"), with its directors and senior officers. Among other things, the Agreements provide these individuals with a specific contractual assurance that they will be indemnified to the fullest extent permitted by law, regardless of any amendment or repeal of the indemnification provisions in the Company's Charter or Bylaws or any change in the composition of the Board of Directors as might occur following an acquisition or change in control of the Company. The Agreements provide for the prompt advancement of expenses incurred in defending or participating in any action, suit or proceeding, but require the reimbursement of such expenses if it is ultimately found that the director or senior officer was not entitled to indemnification. Under the Agreements, the Company has the burden of proving that a director or senior officer is not entitled to indemnification in any particular case.

         The Company maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in the policy, in their respective capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         Reference is made to the Exhibit Index. Registrant submitted the Plan, as amended through Amendment No. 20, to the Internal Revenue Service ("IRS") and received a determination that the Plan was qualified under Section 401 of the Internal Revenue Code of 1986, as amended. Registrant hereby undertakes that the Plan, as amended through Amendment No. 23, will be submitted to the IRS in a timely manner, and registrant will make all changes required by the IRS in order to continue the qualified status of the Plan.

Item 9. Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on 25 April, 1997.

                                            EMPLOYEE SAVINGS PLAN OF
                                            MCDONNELL DOUGLAS CORPORATION -
                                            COMPONENT PLAN


                                            /s/ Michael R. Becker
                                    By:     -----------------------------------
                                            Michael R. Becker
                                            Plan Administrator

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 25th day of April, 1997.

                                            McDONNELL DOUGLAS CORPORATION



                                           /s/ Harry C. Stonecipher
                                    By:    ------------------------------------
                                            Harry C. Stonecipher
                                            Chief Executive Officer & President

         Each person whose signature appears below hereby constitutes and appoints F. M. Kuhlmann and S. N. Frank, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of April, 1997.

Signature                                            Title

/s/ Harry C. Stonecipher
------------------------------   Director, Chief Executive Officer & President
(Harry C. Stonecipher)           (Principal Executive Officer)

/s/ James F. Palmer
------------------------------   Senior Vice President & Chief Financial Officer
(James F. Palmer)

/s/ Mark N. Schroeder
------------------------------   Vice President and Controller
(Mark N. Schroeder)              (Principal Accounting Officer)


/s/ John F. McDonnell
-----------------------------    Director, Chairman of the Board
(John F. McDonnell)

/s/ John H. Biggs
-----------------------------    Director
(John H. Biggs)

/s/ B. A. Bridgewater, Jr.
-----------------------------    Director
(B. A. Bridgewater, Jr.)

/s/ Beverly B. Byron
-----------------------------    Director
(Beverly B. Byron)

/s/ William E. Cornelius
-----------------------------    Director
(William E. Cornelius)

/s/ William H. Danforth
-----------------------------    Director
(William H. Danforth. M.D.)

/s/ Kenneth M. Dubestein
-----------------------------    Director
(Kenneth M. Duberstein)


-----------------------------    Director
(William S. Kanaga)

/s/ James S. McDonnell, III
-----------------------------    Director
(James S. McDonnell, III)

/s/ George A. Schaefer
-----------------------------    Director
(George A. Schaefer)

/s/ Ronald L. Thompson
-----------------------------    Director
(Ronald L. Thompson)

/s/ P. Roy Vagelos
------------------------------   Director
(P. Roy Vagelos M.D.)

                                  EXHIBIT INDEX


                                    Exhibit

5                                   Opinion of Steven N. Frank,
                                    Vice President, Associate
                                    General Counsel & Secretary.

23(a)                               Consent of Ernst & Young LLP,
                                    independent auditors.

23(b)                               Consent of Steven N. Frank,
                                    Vice President, Associate
                                    General Counsel & Secretary
                                    is included in Exhibit 5.

24 Power of Attorney is set forth on the signature pages of this Registration Statement.